THE SHARPER IMAGE®

350 The Embarcadero

San Francisco, CA 94105 Corporate Headquarters

FOR IMMEDIATE RELEASE

January 30, 2007

MARC J. LEDER JOINS SHARPER IMAGE BOARD

San Francisco, January 30, 2007 - Sharper Image Corporation (NASDAQ:SHRP) today announced that Marc J. Leder, Co-CEO of Sun Capital Partners, Inc., was unanimously appointed to the Company's Board of Directors, effective immediately. Mr. Leder will serve as an independent, non-executive board member and will be a member of the Compensation Committee and the Nominating and Governance Committee.

Jerry W. Levin, Chairman and interim CEO of Sharper Image, commented, "We are pleased to have Marc Leder join our Board. His financial and analytical expertise, as well as operational and retail experience, will serve Sharper Image well as it continues to strengthen its business."

Mr. Leder said, "I'm honored to be appointed to the Board. I firmly believe in Sharper Image's potential and look forward to working closely with the Board as it utilizes the power of its great brand to restore the company to profitable growth."

The Company noted that an affiliate of Sun Capital Partners, Inc. is one of the largest shareholders of Sharper Image with 9.8% ownership. With the addition of Marc Leder, Sharper Image increases its number of Board members to nine, eight of which are independent.

Sun Capital Partners, Inc. is a leading private investment firm focused on leveraged buyouts, equity, debt, and other investments in market-leading companies that can benefit from its in-house operating professionals and turnaround experience. Sun Capital affiliates have invested in and managed more than 140 companies worldwide with combined sales in excess of $33.0 billion since Sun Capital's inception in 1995. Sun Capital undertakes non-control investments in equity and debt securities through Sun Capital Securities Fund with $1.6 billion of committed capital.

Mr. Leder has been actively involved in identifying and managing all investments made by affiliates of Sun Capital Partners. Prior to co-founding Sun Capital Partners in 1995, Mr. Leder served as a Senior Vice President of Lehman Brothers in New York. Mr. Leder received a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania.

About Sharper Image

The Sharper Image is a specialty retailer that is nationally and internationally renowned as a leading source of new, innovative, high-quality products that make life better and more enjoyable. A significant proportion of sales are of proprietary products created by the Company's product development group, Sharper Image Design. The Company's principal selling channels include 190 Sharper Image specialty stores throughout the United States; the award-winning Sharper Image monthly catalog; and its primary Website, www.sharperimage.com. The Company also has business-to-business sales teams for marketing its exclusive and proprietary products for corporate incentive and reward programs and wholesale to selected U.S. and international retailers.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company's current plans, expectations, estimates, and projections about the specialty retail industry and management's beliefs about the Company's future performance. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause the Company's actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. Some of these risks and uncertainties are discussed in the Company's Annual Report on Form 10-K under "Risk Factors." These risks include, among other factors, the timing and results of the Company's option grant review, whether the Company's stock remains listed on the NASDAQ Global Market, the Company's ability to continue to find or develop and to offer attractive merchandise to customers, the market potential for products in design, changes in business and economic conditions, risks associated with the expansion of its retail store, catalog and Internet operations, and changes in the competitive environment in which it operates. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which the Company files from time to time with the Securities and Exchange Commission, particularly its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

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Investors:

Tersh Barber

Director, Financial Analysis and Investor Relations

415-445-6274